UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 7, 2009

Echo Therapeutics, Inc.
(Exact name of Company as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-23017 (Commission File Number)	41-1649949 (I.R.S. Employer Identification No.)

10 Forge Parkway Franklin, Massachusetts (Address of principal executive offices)	02038 (Zip Code)
Company’s telephone number, including area code: (508) 553-8850
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 7, 2009, Echo Therapeutics, Inc. (the “Company”) entered into a Stock Purchase Agreement dated as of June 30, 2009 (the “Purchase Agreement”) with Platinum Montaur Life Sciences, LLC (“Platinum”) in connection with the Company’s private placement (the “Financing”) of 200.6031 shares of its non-convertible Series B Preferred Stock (“Series B Stock”), together with 1,205,016 shares of the Company’s Common Stock, $0.01 par value (the “Common Stock”), for an aggregate price of $2,006,031. The Company received payment of the purchase price in the form of the extinguishment of the 10% Senior Secured Promissory Note issued by the Company to Platinum on June 1, 2009 in the amount of $2,006,031, which amount included principal and interest accrued through June 30, 2009.
     The Purchase Agreement states that the Financing may not result in a purchaser or any of its affiliates, individually or in the aggregate, beneficially owning more than 9.99% of all of the Company’s outstanding Common Stock (the “Threshold Amount”); provided, however, that a purchaser may waive the foregoing provision upon sixty-one (61) days’ advance written notice to the Company. If the Financing would result in a purchaser owning Common Stock in excess of the Threshold Amount, then the purchaser would receive Common Stock rounded to the nearest whole share, up to the Threshold Amount, and the remaining Common Stock would be exchanged for Series C Preferred Stock (“Series C Stock”) convertible into the number of shares of Common Stock equal to the difference between the aggregate number of shares of Common Stock to be issued to the purchaser and the actual number of shares of Common Stock issued. As a result of this provision, Platinum will receive 1,205.016 shares of Series C Stock instead of 1,205,016 shares of Common Stock that it otherwise would have received pursuant to the Purchase Agreement. The purchase price of each share of Common Stock (or as-converted share of Series C Stock) was $1.51 per share.
     The offer, sale and issuance to Platinum of the Common Stock, Series B Stock, Series C Stock, and shares of Common Stock issuable upon the conversion of the Series C Stock have been made in reliance on the statutory exemption from registration in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), have not been and will not be registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act, and applicable state securities laws. The Company is not required to register for resale under the Securities Act the Common Stock, Series B Stock, or Series C Stock issued to Platinum or the Common Stock issuable upon conversion of the Series C Stock.
     Pursuant to the terms of the Company’s Certificate of Designation, Preference and Rights of Series B Preferred Stock (the “Series B Certificate”), the Company, at its option, may redeem, in whole at any time or in part, the outstanding Series B Stock at a redemption price per share equal to the sum of the Face Amount and the accrued and unpaid dividends thereon through the redemption date. In addition, the Company shall be obligated to redeem the Series B Stock within two business days following the occurrence of any of the events set forth below:
1.	If the Company completes an equity or equity linked financing with gross proceeds of $8 million or greater, the Company shall redeem 100% of the outstanding Series B Stock, including all accrued and unpaid dividends thereon;

2.	If the Company completes an equity or equity linked financing with gross proceeds of $5 million or greater, the Company shall redeem an amount of Series B Stock equal to 50% of the original amount of outstanding Series B Stock issued pursuant to the Purchase Agreement, including all accrued and unpaid dividends thereon;

3.	If the Company completes an equity or equity linked financing with gross proceeds of less than $5 million, the Company shall use 20% of the gross proceeds of such financing to redeem outstanding Series B Stock, including all accrued and unpaid dividends thereon, on a pro rata basis;

4.	If the Company receives proceeds from any licensing, partnership or similar agreement(s) or any milestone payments resulting from such licensing, partnering or similar agreement(s), the Company shall use 20% of the gross proceeds to redeem outstanding Series B Stock, including all accrued and unpaid dividends thereon, on a pro rata basis; and

5.	If the Company completes a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties or assets to any other person, the Company shall use the gross proceeds of such transaction to redeem the outstanding Series B Stock, including all accrued and unpaid dividends thereon to the date of redemption.
     The Series B Stock will yield a quarterly dividend, at an initial annual rate of 8%, which is payable in cash or in kind at the option of the Company. If the Series B Stock is outstanding on the twelve month anniversary of the Issuance Date (as defined in the Series B Certificate), the dividend rate shall increase to 10% per annum and, if the Series B Stock is outstanding on the eighteen month anniversary of the Issuance Date, then the dividend rate shall increase to 12% per annum.
     In the event of any Liquidation Event (as defined in the Series B Certificate) the holders of the Series B Stock will be entitled to receive (subject to the rights of any securities designated as senior to the Shares) a liquidation preference equal to the Face Amount thereof plus any accrued but unpaid dividends thereon. The Company cannot create or issue any security senior to the Series B Stock without the prior approval of the holders of at least 67% of the Company’s outstanding Series B Preferred Stock.
     Pursuant to the terms of the Company’s Certificate of Designation, Preference and Rights of Series C Preferred Stock (the “Series C Certificate”), each share of Series C Preferred Stock is initially convertible into one thousand shares of Common Stock, subject to adjustment for stock splits, combinations or similar events. Each holder who receives Series C Stock may convert its Series C Stock into Common Stock at any time following its issuance.
     In the event of any Liquidation Event (as defined in the Series C Certificate), the holders of Series C Stock will be entitled to receive (subject to the rights of any securities designated as senior to the Series C Stock) a per share liquidation preference equal to an amount calculated by taking the total amount available for distribution to holders of all the Company’s outstanding Common Stock before deduction of any preference payments for the Series C Stock, divided by the total of (x) all of the then outstanding shares of the Company’s Common Stock, plus (y) all of the shares of the Company’s Common Stock into which all of the outstanding shares of the Series C Stock can be converted, in each case prior to any distribution to the holders of Common Stock or any other securities designated as junior to the Series C Stock.
     In connection with the Financing, the Company retained Burnham Hill Partners LLC as its placement agent (the “Placement Agent”). The Company agreed to pay the Placement Agent for its services as follows: (a) a cash fee of $200,000 which shall be due and payable upon the earlier of (i) the Company having a net cash balance in excess of $2,000,000 or (ii) October 1, 2009; and (b) warrants to acquire 400,000 shares of Common Stock, with a term of five years, an exercise price per share equal to 105% of the closing bid price of the Company’s common stock on June 30, 2009. The Company also agreed to pay reasonable out of pocket expenses of the Placement Agent incurred in connection with the Financing in an amount not to exceed $5,000.
     The foregoing description of the Purchase Agreement, Series B Certificate and Series C Certificate and the transactions contemplated therein and thereby do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and documents. Copies of the Purchase Agreement and the Series B Certificate are filed as Exhibit 10.1 and Exhibit 99.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. A copy of the Series C Certificate is filed as Exhibit 99.1 to the Current Report on Form 8-K dated June 29, 2009 and filed with the Commission on July 6, 2009 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth under Item 1.01 is incorporated by reference into this Item 3.02. The Company’s issuance of the Common Stock, Series B Stock and Series C Stock pursuant to the Purchase Agreement was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act. The Common Stock, Series B Stock and Series C Stock may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act. An appropriate “restricted securities” legend was placed on the Common Stock, Series B Stock and Series C Stock issued pursuant to the Purchase Agreement.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The information set forth under Item 1.01 is incorporated by reference into this Item 5.03. On June 30, 2009, the Company filed the Series B Certificate with the Secretary of State of the State of Delaware. The Board of Directors authorized and approved this filing on June 29, 2009 in connection with the creation, reservation and designation of 40,000 shares of a series of preferred stock known as Series B Preferred Stock.
Item 9.01 Financial Statements and Exhibits.
     The Exhibits listed in the Exhibit Index immediately preceding such Exhibits are filed with or incorporated by reference in this report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: July 10, 2009
	By:	/s/ Harry G. Mitchell
Harry G. Mitchell
Chief Operating Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement by and between the Company and Platinum, dated as of June 30, 2009 *

99.1	Certificate of Designation, Rights and Preferences of Series B Preferred Stock

99.2
Certificate of Designation, Rights and Preferences of Series C Preferred Stock is incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 6, 2009

*	Schedules and attachments have been omitted but will be provided to the Commission upon request.